UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 1, 2011, the Board of Directors of Preferred Apartment Communities, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2011 Stock Incentive Plan (as amended, the “Plan”) to clarify the definition of “Consultant” to mean “any natural person who, directly or indirectly, provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.”

The Plan was amended by the Board of Directors without stockholder approval pursuant Section 13.1 of the Plan and Section 711 of the NYSE Amex rules.

The description of the Amendment is a summary and qualified in its entirety by the terms of the Amendment.  A copy of the Amendment has been filed as Exhibit 10.33 to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-176604), with the Securities and Exchange Commission on November 2, 2011, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: November 7, 2011	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer